UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa	2860	20-2226223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 S. Linden Street Lamoni, Iowa 50140
(Address of principal executive offices)

(641) 784-3510
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Interim Agreement between Ball Industrial Services, LLC and Southern Iowa BioEnergy LLC

On May 17, 2007, the Registrant entered into an interim agreement with Ball Industrial Services, LLC ("Ball") (the "Agreement"). Ball will serve as the Registrant's engineering, procurement, construction (EPC) contractor and, during the term of the Agreement will provide services to construct Registrant's 30 MGPY biodiesel facility (the "Project"); coordinating all design, construction and commissioning services, and will directly manage other key prime contractors.

The intent of this Agreement is to establish a base line from which Ball and Registrant will enter into a definitive agreement. This Agreement shall be effective until the later of (a) the date the definitive agreement is executed, or (b) August 1, 2007.

Ball will utilize Bratney, a subcontractor, as the technology provider for the Project. Bratney will provide the design process, process license and detailed engineering services for the Project and process. Both Ball and Registrant will contract directly with Bratney for the license, design services and process equipment supply.

Ball will provide a "target price" for the Registrant's Project within eight weeks of the execution of this Agreement. Ball and Registrant will enter into a prime contract for EPC services with a Guaranteed Maximum Price ("GMAX") prior to August 1, 2007.

Under the terms of this Agreement, Registrant will make an initial down payment to begin the Project design. In addition, Registrant will pay Ball $750,000 for preconstruction engineering, design, deposits and other initial Project expenses. Registrant made a deposit of $50,000. Registrant will also, from time to time, be required to make additional deposits, or non-refundable deposits, to secure production slots. Ball will provide a one year warranty agreement for workmanship and materials.

Duties Under the Interim Agreement

Under the terms of the Agreement, Ball's duties include, but are not limited to, the following, as well as those referenced above:

(i)	preparation of a proposed GMAX agreement for the design, construction and start-up of the facility, including a preliminary schedule;
(ii)	design, construct and start-up of the facility in accordance with the GMAX agreement; and,
(iii)	all other items agreed to in the GMAX agreement.

Under the terms of the Agreement, Registrant's duties include, but are not limited to, the following:

(i)	payment of all prime contracts, as well as associated licensing and performance requirements;
(ii)	all site costs associated with debt financing;
(iii)	all costs associated with debt financing;
(iv)	obtaining state, city or county incentives for the Project; and
(v)	application, securing and payment of all applicable licensing and permits related to the Project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN IOWA BIOENERGY LLC

May 23, 2007	/s/ William T. Higdon
Date	William T. Higdon, President